Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2015 FIRST QUARTER RESULTS AND AFFIRMS 2015 GUIDANCE

MORRISTOWN, NJ, APRIL 22, 2015 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") infrastructure, reported financial results today for the three months ended March 31, 2015.

Three Months Ended March 31,
	2015	2014
(Unaudited, $ in millions, except per share amounts)
Revenue	$ 383	$ 401
Net Loss	$ (37)	$ (9)
Adjusted EBITDA	$ 79	$ 87
Free Cash Flow	$ 16	$ 67
Adjusted EPS	$ (0.13)	$ (0.03)

Q1 2015 Highlights:

•	Plant operations and waste volumes in line with expectations despite challenging Northeast weather conditions

•	Commenced start-up of New York City Marine Transfer Station (MTS) contract

•	Efficiency and cost-savings programs adding immediate value - on track to deliver ~$30 million Adjusted EBITDA benefit this year

“We had a very strong operating quarter, despite record snowfall and overall difficult conditions in our core Northeast markets, especially in New England,” stated Stephen J. Jones, Covanta’s President and CEO. “We successfully managed our waste supply and kept the plants running smoothly throughout the quarter. We’ve also had a great start to our heavy maintenance outage season and are realizing the benefits of the efficiency initiatives implemented last year. While commodity pricing remains a challenge, our team is doing a great job on multiple fronts to mitigate those impacts.”

First Quarter Results
For the three months ended March 31, 2015, total revenues decreased by $18 million to $383 million from $401 million in 2014, primarily as a result of lower construction revenue, as well as lower market pricing for metals and energy.

Same store North America EfW revenue decreased by $6 million as follows:

•	waste and service revenues increased by $6 million, with $4 million related to increased volumes and $2 million from higher pricing;

•	energy revenues decreased by $7 million, driven by a $5 million decline related to lower prices and a $2 million reduction due to volume mix; and

•	recycled metals revenues decreased by $5 million, driven by a $6 million decline from lower recycled metal pricing, partially offset by $1 million from higher volume of recovered metals.

Also within North America EfW revenue, contract transitions, including lower debt service revenues, resulted in a decrease of $2 million, while transactions (net new business), primarily the commencement of the Pinellas County EfW contract, increased revenue by $3 million.

Non-EfW waste and service revenues increased by $4 million, primarily due to the start-up of the New York City MTS contract in the quarter and additional transfer station operations. Non-EfW energy revenue decreased by $8 million, driven by a $7 million decrease in revenue from our biomass operations and by $1 million in lower steam revenue from a facility in China.

Other operating revenues decreased by $10 million, primarily due to lower construction revenue.

Excluding write-offs (1), operating expenses increased by $1 million to $378 million. The net year-over-year increase consisted of the following:

•
North America EfW plant operating expenses were flat quarter-over-quarter, driven by a $14 million decrease in same store plant operating expenses as a result of efficiency programs, offset by $8 million of additional expense due to the adoption of a new accounting standard and an additional $6 million related to transactions and contract transitions;

•
a $7 million increase in non-EfW plant operating expenses, primarily related to the start-up of the New York City MTS contract, additional transfer station operations, and certain operational-related overhead expenses;

•
a $7 million increase in general and administrative expenses, primarily due to additional expenses related to stock based compensation, executive separation agreements and increases in wages and benefits, partially offset by costs incurred in 2014 related to implementing saving initiatives, which did not repeat in 2015;

•	a $7 million decrease in other operating expenses, primarily related to lower construction expense; and

•	a $5 million decrease in depreciation and amortization due to the adoption of a new accounting standard.

Excluding write-offs (1), operating income decreased by $19 million to $5 million in the first quarter due to the revenue items noted above.

Adjusted EBITDA declined by $8 million on a year-over-year basis to $79 million, as the benefit of lower plant operating expenses was more than offset by lower energy and metal pricing and the impact of contract transitions.

Free Cash Flow declined by $51 million to $16 million, primarily as a result of lower Adjusted EBITDA, higher cash interest expense and unfavorable working capital movements in the quarter.

(1)	Q1 2014 includes a net write-off of $9 million. For additional information, see Exhibit 4A - Note (a) of this press release.

Adjusted EPS decreased by $0.10 to $(0.13). The decrease was driven by lower operating income and a higher effective tax rate, partially offset by the elimination of non-cash convertible debt related expense incurred in 2014.

Shareholder Returns
During the quarter, the Company declared a regular cash dividend of $0.25 per share, totaling $33 million.

2015 Guidance
The Company is affirming guidance for 2015 for the following key metrics:

(In millions)

Metric	2014 Actual	2015 Guidance Range
Adjusted EBITDA	$ 474	$ 450 - $ 490
Free Cash Flow	$ 240	$ 200 - $ 240

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Thursday, April 23, 2015 to discuss its first quarter results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 1-866-605-3852. If calling outside of the United States and Canada, please dial 1-412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) April 30, 2015. To access the replay, please dial 1-877-344-7529, or from outside of the United States 1-412-317-0088 and use the replay conference ID number 10063395. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company's 45 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta's modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power approximately one million homes and recycle approximately 500,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995

(the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2015	2014
	(Unaudited) (In millions, except per share amounts)
Operating revenues
Waste and service revenues	$246	$241
Recycled metals revenues	16	21
Energy revenues	112	120
Other operating revenues	9	19
Total operating revenues	383	401
Operating expenses
Plant operating expenses	289	282
Other operating expenses	11	18
General and administrative expenses	28	21
Depreciation and amortization expense	48	53
Net interest expense on project debt	2	3
Net write-off (a)	—	9
Total operating expenses	378	386
Operating income	5	15
Other expenses
Interest expense	(33)	(29)
Non-cash convertible debt related expense	—	(8)
Loss on extinguishment of debt	—	(2)
Other expense, net	(2)	—
Total other expenses	(35)	(39)
Loss before income tax (expense) benefit and equity in net income from unconsolidated investments	(30)	(24)
Income tax (expense) benefit	(10)	14
Equity in net income from unconsolidated investments	3	1
Net Loss Attributable to Covanta Holding Corporation	$(37)	$(9)

Weighted Average Common Shares Outstanding:
Basic	132	129
Diluted	132	129

Loss Per Share:
Basic	$(0.28)	$(0.07)
Diluted	$(0.28)	$(0.07)

Cash Dividend Declared Per Share:	$0.25	$0.18

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$67	$91
Restricted funds held in trust	94	105
Receivables (less allowances of $6 and $6, respectively)	302	302
Deferred income taxes	65	29
Prepaid expenses and other current assets	102	104
Total Current Assets	630	631
Property, plant and equipment, net	2,605	2,653
Restricted funds held in trust	90	91
Waste, service and energy contract intangibles, net	304	314
Other intangible assets, net	17	17
Goodwill	274	274
Investments in investees and joint ventures	48	46
Other assets	172	178
Total Assets	$4,140	$4,204
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$6	$5
Current portion of project debt	40	40
Accounts payable	79	34
Accrued expenses and other current liabilities	278	310
Total Current Liabilities	403	389
Long-term debt	2,024	1,968
Project debt	193	207
Deferred income taxes	753	740
Waste, service and other contract intangibles, net	18	19
Other liabilities	97	97
Total Liabilities	3,488	3,420
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 and 136 shares, respectively; outstanding 133 and 131 shares, respectively)	14	14
Additional paid-in capital	808	805
Accumulated other comprehensive loss	(42)	(22)
Accumulated deficit	(130)	(15)
Total Covanta Holding Corporation stockholders equity	650	782
Noncontrolling interests in subsidiaries	2	2
Total Equity	652	784
Total Liabilities and Equity	$4,140	$4,204

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Three Months Ended March 31,
	2015	2014
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(37)	$(9)
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	48	53
Net write-off (a)	—	9
Loss on extinguishment of debt	—	2
Non-cash convertible debt related expense	—	8
Stock-based compensation expense	8	4
Deferred income taxes	10	(8)
Other, net	(4)	—
Change in restricted funds held in trust	1	—
Change in working capital, net of effects of acquisitions	16	43
Net cash provided by operating activities from continuing operations	42	102
Net cash provided by operating activities from discontinued operations	—	1
Net cash provided by operating activities	42	103
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(86)	(72)
Change in restricted funds held in trust	4	—
Other, net	(1)	(1)
Net cash used in investing activities from continuing operations	(83)	(73)
Net cash provided by investing activities from discontinued operations	—	—
Net cash used in investing activities	(83)	(73)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	—	400
Proceeds from borrowings on revolving credit facility	167	5
Proceeds from equipment financing capital lease	9	—
Principal payments on long-term debt	—	(95)
Payments of borrowings on revolving credit facility	(118)	(115)
Payment of equipment financing capital lease	(1)	—
Principal payments on project debt	(10)	(9)
Payment of deferred financing costs	(3)	(10)
Cash dividends paid to stockholders	(33)	(22)
Change in restricted funds held in trust	3	2
Other, net	6	7
Net cash provided by financing activities from continuing operations	20	163
Net cash used in financing activities from discontinued operations	—	(2)
Net cash provided by financing activities	20	161
Effect of exchange rate changes on cash and cash equivalents	(3)	(1)
Net (decrease) increase in cash and cash equivalents	(24)	190
Cash and cash equivalents at beginning of period	91	200
Cash and cash equivalents at end of period	67	390
Less: Cash and cash equivalents of assets held for sale and discontinued operations at end of period	—	3
Cash and cash equivalents of continuing operations at end of period	$67	$387

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Diluted Loss Per Share to Adjusted EPS

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Diluted Loss Per Share	$(0.28)	$(0.07)
Reconciling Items (a)	0.15	0.04
Adjusted EPS	$(0.13)	$(0.03)

(a) For details related to the Reconciling Items, see Exhibit 4A of this Press Release.

Covanta Holding Corporation	Exhibit 4A
Reconciling Items

	Three Months Ended March 31,
	2015	2014
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$—	$1
Net write-off (a)	—	9
Severance and reorganization costs (b)	2	1
Non-cash compensation expense (b)	4	—
Loss on extinguishment of debt	—	2
Effect of foreign exchange loss (gain) on indebtedness	2	(1)
Total Reconciling Items, pre-tax	8	12
Pro forma income tax impact	(3)	(6)
Legal entity restructuring charge	15	—
Total Reconciling Items, net of tax	$20	$6
Diluted Income Per Share Impact	$0.15	$0.04
Weighted Average Diluted Shares Outstanding	132	129

(a) During the three months ended March 31, 2014, we recorded a $9 million non-cash impairment write-off of the intangible asset for Hudson Valley EfW facility that was recorded upon acquisition in 2009.

(b) For the three months ended March 31, 2015, comprised of costs incurred in connection with separation agreements related to the departure of two executive officers.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,		Full Year Estimated 2015
	2015	2014
	(Unaudited, in millions)
Net Loss Attributable to Covanta Holding Corporation	$(37)	$(9)	$20 - $53

Operating loss related to insurance subsidiaries	—	1

Depreciation and amortization expense	48	53	205 - 185

Debt service:
Net interest expense on project debt	2	3
Interest expense	33	29
Non-cash convertible debt related expense	—	8
Subtotal debt service	35	40	145 - 135
Income tax expense (benefit)	10	(14)	30 - 55
Net write-off (a)	—	9
Loss on extinguishment of debt	—	2
Net income attributable to noncontrolling interests in subsidiaries	—	—	0 - 2
Other adjustments:
Debt service billings in excess of revenue recognized	1	—
Severance and reorganization costs (b)	2	1
Non-cash compensation expense (c)	8	4
Capital type expenditures at service fee operated facilities (d)	8	—
Other non-cash items (e)	4	—
Subtotal other adjustments	23	5	50 - 60
Total adjustments	116	96
Adjusted EBITDA	$79	$87	$450 - $490

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.
(b) For additional information, see Exhibit 4A - Note (b) of this Press Release.
(c) Includes $4 million of costs incurred in connection with separation agreements related to the departure of two executive officers during the three months ended March 31, 2015.
(d) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements in order to provide comparability to prior period results. These type of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.

(e) Includes certain non-cash items that are added back under the definition of Adjusted EBITDA in Covanta Energy LLC's credit agreement.

Covanta Holding Corporation	Exhibit 6
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,		Full Year Estimated 2015
	2015	2014

Cash flow provided by operating activities from continuing operations	$42	$102	$280 - $330
Cash flow used in operating activities from insurance subsidiaries	—	1
Debt service	35	40	145 - 135
Change in working capital	(16)	(43)
Change in restricted funds held in trust	(1)	—
Non-cash convertible debt related expense	—	(8)
Equity in net income from unconsolidated investments	3	1
Dividends from unconsolidated investments	(1)	—
Current tax provision	—	(6)
Capital type expenditures at service fee operated facilities (a)	8	—
Other	9	—
Sub-total	2	(56)	25
Adjusted EBITDA	$79	$87	$450 - $490

(a) For additional information, see Exhibit 5 - Note (d) of this Press Release.

Covanta Holding Corporation	Exhibit 7
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,		Full Year Estimated 2015
	2015	2014
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$42	$102	$280 - $330
Plus: Cash flow used in operating activities from insurance subsidiaries	—	1
Less: Maintenance capital expenditures (a)	(26)	(36)	(80) - (90)
Free Cash Flow	$16	$67	$200 - $240

Weighted Average Diluted Shares Outstanding	132	129

Uses of Free Cash Flow
Investments:
Growth investments (b)	$(60)	$(36)
Other investing activities, net (c)	3	(1)
Total investments	$(57)	$(37)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(33)	$(22)

Capital raising activities:
Net proceeds from issuance of corporate debt (d)	$—	$393
Proceeds from equipment financing capital leases (e)	9	—
Other financing activities, net	6	7
Net proceeds from capital raising activities	$15	$400

Debt repayments:
Net cash used for scheduled principal payments on project debt (f)	$(7)	$(7)
Voluntary prepayment of corporate debt	—	(95)
Payment of equipment financing capital lease (e)	(1)	—
Deferred financing costs	(3)	(3)
Total debt repayments	$(11)	$(105)
Borrowing activities - Revolving credit facility, net	$49	$(110)
Effect of exchange rate changes on cash and cash equivalents	$(3)	$(1)
Net change in cash and cash equivalents	$(24)	$192

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended March 31,
	2015	2014
Maintenance capital expenditures	$(26)	$(36)
Capital expenditures associated with organic growth initiatives	(16)	(8)
Capital expenditures associated with the New York City contract	(13)	(28)
Capital expenditures associated with construction of Dublin EfW facility	(31)	—
Total capital expenditures associated with organic growth initiatives, New York City contract and Dublin EfW facility	(60)	(36)
Total purchases of property, plant and equipment	$(86)	$(72)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.

Capital expenditures associated with organic growth initiatives	$(16)	$(8)
Capital expenditures associated with the New York City contract	(13)	(28)
Investments in connection with the Dublin EfW facility	(31)	—
Total growth investments	$(60)	$(36)

(c) Other investing activities include changes in restricted funds held in trust for project development and net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt	$—	$400
Less: Financing costs related to issuance of long-term debt	—	(7)
Net proceeds from issuance of corporate debt	$—	$393

(e) During the three months ended March 31, 2015, we financed $9 million for equipment related to our New York City contract.

(f) Calculated as follows:

Total scheduled principal payments on project debt	$(10)	$(9)
Decrease in related restricted funds held in trust	3	2
Net cash used for principal payments on project debt	$(7)	$(7)

Covanta Holding Corporation					Exhibit 8A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)
	Three Months Ended March 31, 2015
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$223	$14	$237	$—	$237
Debt service	4	—	4	—	4
Other revenues	2	3	5	—	5
Total waste and service	229	17	246	—	246
Recycled metals:
Ferrous	10	—	10	—	10
Non-ferrous	6	—	6	—	6
Total recycled metals	16	—	16	—	16
Energy:
Energy sales	81	11	92	8	100
Capacity	10	2	12	—	12
Total energy revenue	91	13	104	8	112
Other revenue	—	8	8	1	9
Total revenue	$336	$38	$374	$9	$383

Operating expenses:
Plant operating expenses:
Plant maintenance	$78	$3	$81	$—	$81
Other plant operating expenses	155	46	201	7	208
Total plant operating expenses	233	49	282	7	289
Other operating expenses	(1)	11	10	1	11
General and administrative	—	28	28	—	28
Depreciation and amortization	43	4	47	1	48
Net interest expense on project debt	2	—	2	—	2
Total operating expenses	$277	$92	$369	$9	$378

Operating Income (Loss)	$59	$(54)	$5	$—	$5

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 8B
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended March 31, 2014
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$221	$10	$231	$—	$231
Debt service	6	—	6	—	6
Other revenues	1	2	3	1	4
Total waste and service	228	12	240	1	241
Recycled metals:
Ferrous	15	—	15	—	15
Non-ferrous	6	—	6	—	6
Total recycled metals	21	—	21	—	21
Energy:
Energy sales	83	18	101	9	110
Capacity	8	2	10	—	10
Total energy revenue	91	20	111	9	120
Other revenue	—	19	19	—	19
Total revenue	$340	$51	$391	$10	$401

Operating expenses:
Plant operating expenses:
Plant maintenance	$80	$3	$83	$1	$84
Other plant operating expenses	153	37	190	8	198
Total plant operating expenses	233	40	273	9	282
Other operating expenses	—	18	18	—	18
General and administrative	—	21	21	—	21
Depreciation and amortization	46	6	52	1	53
Net interest expense on project debt	3	—	3	—	3
Net write-off	9	—	9	—	9
Total operating expenses	$291	$85	$376	$10	$386

Operating Income (Loss)	$49	$(34)	$15	$—	$15

Operating Income (Loss) excluding Net write-off:	$58	$(34)	$24	$—	$24

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW											Exhibit 9
Revenue and Operating Income Changes - Q1 2014 to Q1 2015
(Unaudited, $ in millions)

		Same Store (a)						Contract Transitions(b)
	Q1 2014	Price	%	Volume	%	Total	%	Waste	PPA	Transactions(c)	Total Changes	Q1 2015
Waste and service:

Waste processing	$221	$2	0.7%	$4	1.8%	$6	2.6%	$(5)	$—	$2	$2	$223
Debt service	6					—		(3)	—	—	(2)	4
Other revenues	1					—		—	—	—	1	2
Total waste and service	228					6	2.6%	(7)	—	2	1	229

Recycled metals:

Ferrous	15	(5)	-32.7%	(1)	-4.1%	(5)	-36.8%	—	—	—	(5)	10
Non-ferrous	6	(1)	-17.5%	1	17.9%	—	0.4%	—	—	—	—	6
Total recycled metals	21	(6)	-28.4%	1	2.1%	(5)	-26.3%	—	—	—	(5)	16

Energy:

Energy sales	83	(5)	-6.0%	(2)	-2.2%	(7)	-8.2%	5	—	—	(2)	81
Capacity	8					—	-0.6%	1	—	1	2	10
Total energy revenue	91					(7)	-7.3%	6	—	1	—	91
Total revenues	$340					$(6)	-1.8%	$(2)	$—	$3	$(4)	$336

Operating expenses:

Plant operating expenses:

Plant maintenance	$80					$(3)	-4.1%	$—	$—	$1	$(2)	$78
Other plant operating expenses	153					(3)	-1.9%	3	—	2	2	155
Total plant operating expenses	233					(6)	-2.6%	3	—	3	—	233
Other operating expenses	—					(1)		—	—	—	(1)	(1)
General and administrative	—					—		—	—	—	—	—
Depreciation and amortization	46					(3)		—	—	—	(3)	43
Net interest expense on project debt	3					—		—	—	—	(1)	2
Total operating expenses	$282					$(10)		$3	$—	$2	$(5)	$277

Operating Income (Loss)	$58					$4		$(5)	$—	$1	$1	$59

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.

Note: Excludes Net write-off
Note: Certain amounts may not total due to rounding

North America		Exhibit 10
Operating Metrics (Unaudited)

	Three Months Ended March 31,
	2015	2014
EfW Waste

Tons: (in millions)
Contracted	3.9	3.6
Uncontracted	0.7	0.8
Total Tons	4.6	4.4

Total Contracted Tons (EfW + Transfer Stations)	3.9	3.7
% of EfW tons	85%	83%

Revenue per Ton:
Contracted	$46.65	$49.88
Uncontracted	$56.20	$51.08
Average Revenue per Ton	$48.11	$50.09

EfW Energy
Energy Sales: (MWh in millions)
Contracted	0.7	0.7
Hedged	0.4	0.3
Market	0.3	0.2
Total Energy Sales	1.4	1.3

Market Sales by Geography:
PJM East	—	0.1
NEPOOL	0.1	0.1
NYISO	—	—
Other	0.1	0.1

Revenue per MWh (excludes capacity):
Contracted	$67.21	$70.66
Hedged	$53.20	$41.57
Market	$47.12	$86.29
Average Revenue per MWh	$59.54	$65.21

Metals
Tons Sold: (in thousands)
Ferrous	76	77
Non-Ferrous	7	6

Revenue per Ton:
Ferrous	$139	$201
Non-Ferrous	$799	$963

EfW Plant Operating Expenses ($ in millions)
Plant Operating Expenses - Gross	$246	$250
Less: Client Pass-Through Costs	(12)	(15)
Less: REC Sales - Contra Expense	(1)	(2)
Plant Operating Expenses - Reported	$233	$233

Client Pass-Throughs as % of Gross Costs	4.9%	6.1%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of March 31, 2015 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of March 31, 2015, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of March 31, 2015, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of March 31, 2015. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2015 and 2014, reconciled for each such period to net income and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three months ended March 31, 2015 and 2014, reconciled for each such period to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three months ended March 31, 2015 and 2014, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2014 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.